UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2007

Comcast Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

1500 Market Street Philadelphia, PA		19102-2148
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 665-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2007, we entered into an agreement with Ralph J. Roberts, our Chairman of the Executive and Finance Committee of the Board of Directors, which will be effective as of January 1, 2008.  We entered into this agreement in connection with the expiration of the term, on December 31, 2007, of Mr. Roberts’ Compensation and Deferred Compensation Agreement (the “Compensation Agreement”), which has been previously disclosed.  The new agreement clarifies and memorializes the parties’ intention that certain provisions in the Compensation Agreement (including Mr. Roberts’ death and disability benefits as well as his covenants relating to confidentiality, non-disparagement and company property), continue on comparable terms following the end of the term of the Compensation Agreement.

A copy of Mr. Roberts’ agreement is attached hereto as Exhibit 99.1.

In our Form 8-K filed November 28, 2006, we reported the decision by Mr. John R. Alchin to retire as our Executive Vice President, Co-Chief Financial Officer and Treasurer.  Mr. Alchin’s retirement will be effective December 31, 2007.  As previously reported Mr. Michael J. Angelakis became our Executive Vice President and Co-Chief Financial Officer as of March 28, 2007 and will become our Chief Financial Officer and Treasurer effective January 1, 2008.

Item 9.01(d)  Exhibits.

Exhibit Number	Description

99.1	Agreement with Ralph J. Roberts dated December 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date: December 27, 2007	By:	/s/ Arthur R. Block
		Name:	Arthur R. Block
		Title:	Senior Vice President, General Counsel and Secretary